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                                                                      EXHIBIT 11

                     NACCO INDUSTRIES, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                                                                                     YEAR ENDED DECEMBER 31,
                                                                            1996              1995               1994
                                                                            ----              ----               ----
                                                                                  (AMOUNTS IN THOUSANDS, EXCEPT
                                                                                          PER SHARE DATA)
INCOME:
  Income before extraordinary items                                       $50,577            $65,506            $45,272
  Extraordinary gain, net-of-tax                                               --             32,333                 --
  Extraordinary charges, net-of-tax                                            --             (3,399)            (3,218)
                                                                          -------            -------            -------
  Net income                                                              $50,577            $94,440            $42,054
                                                                          =======            =======            =======
PER SHARE AMOUNTS REPORTED TO
  STOCKHOLDERS -- Note 1
  Income before extraordinary items                                       $  5.67           $   7.31            $  5.06
  Extraordinary gain, net-of-tax                                               --               3.61                 --
  Extraordinary charges, net-of-tax                                            --               (.38)              (.36)
                                                                          -------            -------            -------
  Net income                                                              $  5.67            $ 10.54            $  4.70
                                                                          =======            =======            =======
PRIMARY:
  Weighted average shares outstanding                                       8,920              8,963              8,948
  Dilutive stock options -- Note 2                                             11                 12                 12
                                                                          -------            -------            -------
         Totals                                                             8,931              8,975              8,960
                                                                          =======            =======            =======
  Per share amounts
    Income before extraordinary items                                     $  5.66            $  7.30            $  5.05
    Extraordinary gain, net-of-tax                                             --               3.60                 --
    Extraordinary charges, net-of-tax                                          --               (.38)              (.35)
                                                                          -------            -------            -------
    Net income                                                            $  5.66            $ 10.52            $  4.70
                                                                          =======            =======            =======
FULLY DILUTED:
  Weighted average shares outstanding                                       8,920              8,963              8,948
  Dilutive stock options -- Note 2                                             11                 12                  9
                                                                          -------            -------            -------
    Totals                                                                  8,931              8,975              8,957
                                                                          =======            =======            =======
Per share amounts
  Income before extraordinary items                                       $  5.66            $  7.30            $  5.05
  Extraordinary gain, net-of-tax                                               --               3.60                 --
  Extraordinary charges, net-of-tax                                            --               (.38)              (.35)
                                                                          -------            -------            -------
  Net income                                                              $  5.66            $ 10.52            $  4.70
                                                                          =======            =======            =======
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Note 1--          Per share earnings have been computed and reported to the
                  stockholders pursuant to APB Opinion No. 15, which provides that "any reduction of less than 3% in the aggregate need not be considered as dilution in the computation and presentation of earnings per share data."

Note 2-- Dilutive stock options are calculated based on the treasury stock method. For primary per share earnings the average market price is used. For fully diluted per share earnings the year-end market price, if higher than the average market price, is used.